Exhibit 99-906.Cert

Certification under Section 906 of Sarbanes Oxley (18 USC 1350)

Madison Funds
Semi-Annual Report dated April 30, 2026

The undersigned certify that this periodic report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)) and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/Patrick F. Ryan	/s/ Greg Hoppe
Patrick F. Ryan	Greg Hoppe
Principal Executive Officer	Principal Financial Officer and Principal Accounting Officer

Dated this 29th day of June, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Madison Funda and will be retained by Madison Funds and furnished to the SEC or its staff upon request.